Exhibit 3.94(b)

BYLAWS OF

CITY CLUB OF SOUTH CAROLINA, INC.

ARTICLE I.

OFFICES

A.    Registered Office

The registered office of the corporation is located at 75 Beattie Place, Two Shelter Centre, Greenville, South Carolina 29601.

B.    Registered Agent

The name of the registered agent of the corporation at such address is C.T. Corporation System.

C.    Principal Office

The Board of Directors pursuant to a properly authorized resolution has full power and authority to change the principal office from one location to another.

D.    Other Offices

The corporation may also have offices at such other places, within or without the State of South Carolina, where the corporation is qualified to do business, as the Board of Directors may from time to time designate, or the business of the corporation may require.

ARTICLE II.

SHAREHOLDERS MEETINGS

A.    Place of Meetings

Meeting of shareholders shall be held at any place designated by the Board of Directors pursuant to authority hereinafter granted to the Board, or by the written consent of all persons entitled to vote thereat. In the absence of any such designation, shareholders’ meeting shall be held at the registered office of the corporation. Any meeting is valid wherever held if held by the written consent of all the persons entitled to vote thereat, given either before or after the meeting and filed with the Secretary of the corporation.

B.    Time of Annual Meeting — Business Transacted

The annual meeting of shareholders shall be held on the third (3rd) Wednesday of December of each year, at the hour of 10:00 a.m., provided, however, that should said day fall upon a legal holiday, then at the same time on the next business day thereafter. At such meetings Directors shall be elected, reports of the affairs of the corporation shall be considered, and any other business may be transacted that is within the powers of the shareholders.

C.    Failure to Hold Annual Meeting

If, within any 13-month period, an annual meeting of shareholders is not held, any shareholder may apply to any court of competent jurisdiction in the county in which the principal office of the corporation is located for a summary order that an annual meeting be held.

D.    Conduct of Meetings

At every meeting of the shareholders, the President, or, in the President’s absence, a Vice President designated by the President, or, in the absence of such designation, any other person chosen by a majority of the shareholders of the corporation present in person or by proxy and entitled to vote, shall act as chairman of the shareholders’ meeting. The Secretary of the corporation, or, in the Secretary’s absence, an Assistant Secretary, shall act as Secretary of all meetings of the shareholders. In the absence of the Secretary or Assistant Secretary, the Chairman may appoint another person to act as Secretary of the meeting.

E.     Action Without Meeting

Any action that, under any provision of the South Carolina Business Corporations Act, may be taken at a meeting of the shareholders, may be taken without a meeting if authorized in writing, signed by all of the persons who would be entitled to vote on that action at a meeting, and filed with the Secretary of the corporation. Any such signed consent, or a signed copy thereof, shall be placed in the minute book of the corporation.

F.     Telephone Meetings

Subject to the notice provisions required by these Bylaws and by the South Carolina Business Corporations Act, shareholders may participate in and hold a meeting by means of conference telephone or similar communications equipment by which all persons participating can hear each other. Participation in such a meeting shall constitute presence in person at such meeting, except participation for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

G.    Notice of Meetings

(1) Notice of all meetings of shareholders shall be given in writing to shareholders entitled to vote by the President or Secretary or by the officer or person calling the meeting, or, in case of that person’s neglect or refusal, or if there is no person charged with the duty of giving notice, by a Director or shareholder. The notice shall be given to each shareholder, either personally or by prepaid mail, addressed to the shareholder at his address as it appears on the transfer books of the corporation.

(2) Notice of any meeting of shareholders shall be sent to each shareholder entitled thereto not less than ten (10) nor more than fifty (50) days before the meeting.

(3) Notice of any meeting of shareholders shall specify the place, date, and hour of the meeting. The notice shall also specify the purpose of the meeting if it is a special meeting, or if its purpose, or one of its purposes, will be to consider a proposed amendment of the articles of incorporation, to consider a proposed reduction of stated capital without amendment, to consider a proposed merger or consolidation, to consider a voluntary dissolution or the revocation of a voluntary dissolution by act of the corporation, or to consider a proposed disposition of all, or substantially all, of the assets of the corporation outside of the ordinary course of business.

(4) When a shareholders’ meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. When a meeting is adjourned for less than thirty (30) days, it is not necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which the adjournment is taken.

H.    Waiver of Notice

Any notice required by law or by these Bylaws may be waived by execution of a written waiver of notice executed by the person entitled to the notice. The waiver may be signed before or after the time stated in the notice.

I.      Persons Entitled to Call Special Meetings

(1) Special meetings of the shareholders, for any purpose whatsoever, may be called at any time by any of the following: (a) the President; (b) the Board of Directors; (c) one or more shareholders holding not less than one tenth (1/10th) of all the shares entitled to vote at the meetings.

(2) Any person or persons, except the President and/or the Board of Directors, entitled under Subparagraph (1) above to call a special meeting of shareholders may do so only by written request sent by registered mail or delivered in person to the President or Secretary. The officer receiving the written request shall within ten (10) days from the date of its receipt cause notice of the meeting to be given in the manner provided in Paragraph G of Article II of these Bylaws to all shareholders entitled to vote at the meeting. If the officer does not give notice of the meeting within ten (10) days after the date of receipt of the written request, the person or persons calling the meeting may fix the time of meeting and give the notice in the manner provided in Paragraph G of Article II of these Bylaws. Nothing contained in this section shall be construed as limiting, fixing, or affecting the time of date when a meeting of shareholders called by action of the Board of Directors may be held.

J.     Quorum of Shareholders

(1) The presence in person or by proxy of the persons entitled to vote a majority of the voting shares at any meeting constitutes a quorum for the transaction of business.

(2) In the absence of a quorum or the withdrawal of enough shareholders to leave less than a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but no other business may be transacted.

K.    Determination of Eligible Shareholders

(1) For the purposes of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the share transfer books shall be closed for a stated period not to exceed, in any case, fifty (50) days. If the transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.

(2) In lieu of closing the share transfer books, the Board of Directors may fix in advance a date as the record date for any determination of shareholders, such date in any case to be not more than fifty (50) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the action requiring that determination of shareholders is to be taken.

(3) If the share transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring the dividend is adopted, as the case may be, is the record date for determination of shareholders.

(4) When any determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Paragraph, that determination shall apply to any adjournment thereof except when the determination has been made through closing of the transfer books and the stated period of closing has expired, in which case the Board of Directors shall make a new determination as hereinbefore provided.

L.    Votes Per Share

Each outstanding share, regardless of class, shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of shareholders. Cumulative voting is expressly prohibited.

M.   Number of Votes Necessary to Take Action

The vote of the holders of a majority of the shares entitled to vote and represented at a meeting at which a quorum is present shall be the act of the shareholders’ meeting.

N.    Voting by Voice and Ballot

Elections for Directors need not be by ballot unless a shareholder demands election by ballot at the election and before the voting begins.

O.    Other Corporation, Etc., as Shareholders

(1) Shares standing in the name of another corporation, domestic or foreign (including a foreign corporation without a permit to do business in the State of South Carolina), may be voted by that officer, agent, or proxy as the bylaws of that other corporation may authorize, or in the absence of such authorization, as the board of directors of that corporation may determine.

(2) Shares held by an administrator, executor, guardian, or conservator may be voted by that person without a transfer of the shares into his or her name, provided those shares form a part of the estate and are in the possession of that person. The shares may be voted either in person or by proxy.

(3) Shares standing in the name of a trustee may be voted by that trustee, either in person or by proxy, but only if the shares to be voted are in his name as trustee.

(4) Shares standing in the name of a receiver may be voted by that receiver. Shares held by or under the control of a receiver may be voted by that receiver without the transfer thereof into his or her name if authority to do so is contained in an appropriate order of the court by which that receiver was appointed.

(5) A shareholder whose shares are pledged shall be entitled to vote those shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the transferred shares.

P.    Proxies

A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law.

Q.    Voting Trusts

Any number of shareholders of this corporation may create a voting trust for the purpose of conferring upon trustees the right to vote or otherwise represent their shares, for a period not to exceed ten (10) years. The members of the voting trust must enter into a written voting trust agreement transferring their shares to the trustees, and specifying the terms and conditions of the voting trust. A counterpart of the agreement must be deposited at this corporation’s registered office. The counterpart of the agreement will be subject to the same right of examination by any shareholder of the corporation, in person or by agent or attorney, as the rest of the books and records of the corporation, and will be subject to examination by any holder of a beneficial interest in the voting trust, either in person or by agent or attorney, at any reasonable time for any proper purpose.

R.    Voting Agreement

Any number of shareholders of this corporation may enter into a voting agreement in writing for the purpose of voting their shares as a unit, in the manner prescribed in the agreement, on any matter submitted to a vote at any shareholders meeting, for a period not to exceed ten (10) years from the date of execution of the agreement. A counterpart of the agreement must be deposited at this corporation’s principal office. The counterpart of this agreement will be subject to the same right of examination by any shareholder of the corporation, in person or by agent or attorney, as the rest of the books and records of the corporation. Each certificate representing shares held by the parties to the agreement shall contain a statement that the shares represented by the certificate are subject to the provisions of a voting agreement, a counterpart of which has been deposited with the corporation at its principal office.

S.    Appointment and Duties of Inspectors of Election

(1) In advance of any meeting of shareholders, the Board of Directors may appoint any person, other than nominees for office, as inspectors of election to act at that meeting or any adjournment thereof. If inspectors of election are not appointed, the chairman of any meeting may, and on the request of any shareholder or shareholder’s proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting, or at the meeting by the person acting as chairman.

(2) The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies. The inspectors shall also receive votes, ballots, or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine the result, and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability, and as expeditiously as is practical.

(3) If there are three inspectors of election the decision, act, or certificate of a majority is effective in all respects as the decision, act, or certificate of all.

(4) On request of the chairman of the meeting or of any shareholder or his proxy the inspectors shall make a report in writing of any challenge or question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them is prima facie evidence of the facts stated therein.

ARTICLE III.

DIRECTORS

A.    Directors Defined

“Directors,” when used in relation to any power or duty requiring collective action, means “Board of Directors.”

B.    Powers

The business and affairs of the corporation and all corporate powers shall be exercised by or under authority of the Board of Directors, subject to limitation imposed by the South Carolina Business Corporations Act, the Articles of Incorporation, or these Bylaws as to action that requires authorization or approval by the shareholders.

C.    Number of Directors

The number of Directors of this corporation shall be not less than one (1) nor more than five (five). The Directors do not need be shareholders or residents of the State of South Carolina. The maximum or the minimum number of Directors may be increased or decreased from time to time by amendment to these Bylaws, but no decrease shall have the effect of shortening the term of any incumbent Director. Each year at the meeting of the Shareholders which is called to elect Directors, the Shareholders shall first decide the number of Directors (between the maximum and the minimum) to be elected for that year. Such decision shall be by a vote of shareholders holding a majority of the outstanding shares entitled to vote at an election of Directors. If no such vote is taken, nor a motion made, duly seconded and carried calling for such vote, then it shall be conclusively presumed that the same number of Directors as were elected the immediately preceding year shall be elected and shall serve for that year.

D.    Term of Office

The Director named in the articles shall hold office until the first annual or the organization meeting of shareholders and until his successors are elected and qualified, either at an annual or a special meeting of shareholders. Directors, elected or appointed other than named in the articles, shall hold office until the next annual meeting and until their successors are elected and qualified.

E.     Vacancies

(1) Vacancies on the Board of Directors shall exist in the case of the occurrence of any of the following events: (a) the death, resignation, or removal of any Director; (b) the authorized number of Directors is increased; or (c) at any annual, regular, or special meeting of shareholders at which any Director is elected, the shareholders fail to elect the full authorized number of Directors to be voted for at that meeting.

(2) Vacancies other than those caused by an increase in the number of Directors may be filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director. Each Director so elected shall hold office until his successor is elected at an annual, regular, or special meeting of the shareholders.

(3) Any vacancy caused by an increase in the number of Directors shall be filled by the shareholders at an annual meeting or at a special meeting called for that purpose. The shareholders may also elect a Director at any time to fill any vacancy not filled by the Directors. If the Board of Directors accepts the resignation of a Director tendered to take effect at a future time, the Board or the shareholders may elect a successor to take office when the resignation becomes effective.

(4) A reduction of the authorized number of Directors shall not remove any Director prior to the expiration of that Director’s term of office.

F.     Removal of Directors

The entire Board of Directors or any individual Director may be removed from office by a vote of shareholders holding a majority of the outstanding shares entitled to vote at an election of Directors.

G.    Place of Meetings

Regular meetings of the Board of Directors shall be held at any place within or without the State of South Carolina that may be designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation, regular meetings shall be held at the registered office of the corporation. Special meetings of the Board may be held either at a place so designated or at the registered office. Any regular or special meeting is valid, wherever held, if held on written consent of all members of the Board given either before or after the meeting and filed with the Secretary of the corporation.

H.    Regular Meetings

(1) Regular meetings of the Board of Directors shall be held following each annual meeting of shareholders. No notice of such meeting need be given.

(2) The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, are as valid as though made at a meeting duly held after regular call and notice, if a quorum is present.

I.      Call of Special Meeting

(1) Special meetings of the Board of Directors of this corporation shall be called by the President, or, if he is absent or is unable or refuses to act, by any Vice President or by any two (2) Directors.

(2) Written notice of the time, place, and purpose of special meetings of the Board of Directors shall be delivered personally to each Director, or sent to each Director by mail or by other form of written communication, at least seven (7) days before the meeting. If the address of a Director is not shown on the records and is not readily ascertainable, notice shall be addressed to him at the city or place in which the meetings of the Directors are regularly held. Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place are fixed at the meeting adjourned.

J.     Quorum

A majority of the authorized number of Directors constitutes a quorum of the Board for the transaction of business.

K.    Majority Action

Every act or decision done or made by a majority of the Directors present at any duly held meeting at which a quorum is present is an act of the Board of Directors.

L.    Action by Consent of Board Without Meeting

Any action required or permitted to be taken by the Board of Directors under any provision of the South Carolina Business Corporations Act may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to the action. The written consent or consents shall be filed with the minutes of the proceedings of the Board. Any action by written consent shall have the same force and effect as a unanimous vote of those consenting Directors. Any certificate or other document filed under any provision of the South Carolina Business Corporations Act that relates to action so taken shall state that the action was taken by unanimous written consent of the Board of Directors without a meeting and that these Bylaws authorize the directors to so act, and that statement shall be prima facie evidence of such authority.

M.   Adjournment

(1) In the absence of a quorum a majority of the Directors may adjourn from time to time until the time fixed for the next regular meeting of the Board.

(2) Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place are fixed at the meeting adjourned.

N.    Conduct of Meetings

At every meeting of the Board of Directors, if there is such an officer, and if not, the President, or in the President’s absence, a Vice President designated by the President, or in the absence of such designation, a chairman chosen by a majority of the Directors present, shall preside. The Secretary of the corporation shall act as Secretary of the Board of Directors. In case the Secretary shall be absent from any meeting, the chairman may appoint any person to act as Secretary of the meeting.

O.    Telephone Meetings

Subject to the provisions for notice required by these Bylaws and the South Carolina Business Corporations Act for notice of meetings, Directors may participate in and hold a meeting by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Participation in the meeting shall constitute a presence in person at the meeting, except when a person participates in the meeting for the express purpose of objecting to the transactions of any business on the ground that the meeting is not lawfully called or convened.

P.    Compensation

Directors shall receive such compensation, if any, for their services as Directors as shall be determined, from time to time by resolution of the Board. Any Director may serve the corporation in any other capacity as an officer, agent, employee, or otherwise and receive compensation therefor.

Q.    Indemnification of Directors and Officers

(1) In the event a person is sued, either alone or with others, because he is or was a Director, officer or employee of the corporation, in any proceeding arising out of this alleged misfeasance or nonfeasance in the performance of his duties as such Director, officer of employee, or out of any alleged wrongful act by the corporation, he shall be indemnified for his reasonable expenses, including attorneys’ fees incurred in the defense of the proceeding, if both of the following conditions exist: (i) the person sued is successful in whole or in part, or the proceeding against him is settled with the approval of the court, and (ii) the court finds that his conduct fairly and equitably merits such indemnity. The amount of such indemnity may be assessed against the corporation, its receiver, its trustee, or any other proper party, by the court in the same or in a separate proceeding and shall be so much of the expenses, including attorneys’ fees incurred in the defense of the action as the court determines and finds to be reasonable. Application for such indemnity may be made either by a person sued or by the attorney or other person rendering services to him in connection with the defense, and the court may order fees and expenses to be paid directly to the attorney or other person although he is not a party to the proceeding. Notice of the application for such indemnity shall be served upon the corporation, its receiver, or its trustee and upon the plaintiff and other parties to the proceeding. The court may also order notice to be given to the shareholders in the manner provided elsewhere in these bylaws for giving notice of shareholders’ meetings, in such form as the court directs.

(2) Notwithstanding the foregoing provisions, the Board of Directors may authorize the corporation to pay expenses incurred by or to satisfy a judgment or fine rendered or levied against a corporation in an action brought by a third party against such person (whether or not the corporation is joined as a party defendant) to impose a liability or penalty on such person for an act alleged to have been committed by such person in the performance of his duties as such Director, officer or employee, or by the corporation, or by both, provided the Board of Directors determines that such Director, officer or employee was acting in good faith within what he reasonably believed to be the scope of his employment or authority and for a purpose which he reasonably believed to be in the best interest of the corporation or its shareholders. Payments authorized hereunder include amounts paid and expenses incurred in settling any such action or threatened action. This Paragraph does not apply to any action instituted or maintained as the right of the corporation by a shareholder or holder of a voting trust certificate representing shares of the corporation.

(3) The provisions of this Section shall apply to the estate, executor, administrator, heirs, legatees or devisees of any such present or former Director, officer or employee of the corporation.

(4) The Board of Directors may, at its discretion, authorize the purchase of a policy or policies of insurance against any liability of the corporation to indemnify any person pursuant to this Section, containing such terms and conditions as the Board may deem appropriate. Such policy or policies may include provisions for the direct indemnification of directors, officers or other persons for expenses of a kind not subject to policy are, in the judgement of the Board, fairly allocated between the corporation and the insured persons.

R.    Insurance on Directors, Officers, or Employees

The corporation may purchase and maintain insurance on behalf of any director, officer, employee, or agent of the corporation, or on behalf of any person serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against that person and incurred by that person in any such capacity or arising out of any such status with regard to the corporation, whether or not the corporation has the power to indemnify that person against liability for any of those acts.

ARTICLE IV.

OFFICERS

A.    Number and Titles

The officers of the corporation shall be a President, Vice Presidents, a Secretary, and a Treasurer. The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more additional Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Article IV, Section C of this Article. One person may hold two or more offices.

B.    Election

The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Paragraph C of Article IV or Paragraph E of Article IV, shall be chosen annually by the Board of Directors, and each shall hold office until he or she shall resign or shall be removed or otherwise disqualified to serve, or a successor shall be elected and qualified.

C.    Subordinate Officers

The Board of Directors may appoint such other officers or agents as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer or committee the power to appoint any subordinate officers, committees, or agents, to specify their duties, and to determine their compensation.

D.    Removal and Resignation

Any officer may be removed, either with or without cause, by a majority of the Directors, at any regular or special meeting of the Board, or except in case of an officer chosen by the Board of Directors, by any committee or officer upon whom that power of removal may be conferred by the Board of Directors, provided, however, that the removal shall be without prejudice to the contract rights, if any, of the person removed. Any officer may resign at any time by giving written notice to the Board of Directors, the President, or the Secretary of the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of that resignation shall not be necessary to make it effective.

E.     Vacancies

If the office of the President, Vice President, Secretary, Treasurer, Assistant Secretary (if any), or Assistant Treasurer (if any) becomes vacant by reason of death, resignation, removal or otherwise, the Board of Directors shall preside until a successor is elected.

F.     Chairman of the Board

The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to the Chairman by the Board of Directors or prescribed by the Bylaws.

G.    President

Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and officers of the corporation, and shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws. Within this authority and in the course of his duties the President shall be empowered as follows:

(1) To preside at all meetings of the shareholders and in the absence of the Chairman of the Board, or, if there is none, at all meetings of the Board of Directors,

and shall be ex officio a member of all the standing committees, including the executive committee, if any.

(2) To sign all certificates of shares of the corporation, in conjunction with the Secretary of assistant Secretary, unless otherwise ordered by the Board of Directors. The President’s signatures on the certificates may be facsimile if the certificates are countersigned by a transfer agent or registered by a registrar, neither of which is the corporation itself or any employee of the corporation.

(3) When authorized by the Board of Directors or required by law, to execute, in the name of the corporation deeds, conveyances, notices, leases, checks, drafts, bills of exchange, warrants, promissory notes, bonds, debentures, contracts, and other papers and instruments in writing, and, unless the Board of Directors shall order otherwise by resolution, make such contracts as the ordinary conduct of the corporation’s business may require.

(4) To appoint and remove, employ and discharge, and prescribe the duties and fix the compensation of all agents, employees, and clerks of the corporation other than the duly appointed officers, subject to the approval of the Board of Directors, and control, subject to the direction of the Board of Directors, all of the officers, agents, and employees of the corporation.

(5) Unless otherwise directed by the Board of Directors, to attend all meetings of the shareholders of any corporation in which this corporation holds stock, and act and vote on behalf of the corporation at those meetings. The President may attend in person or by substitute appointed by the President or Vice President and the Secretary and Assistant Secretary.

H.    Vice President

In the absence or disability of the President, the Vice Presidents, in order of their rank as fixed by the Board of Directors or, if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions on, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the Bylaws.

I.              Secretary

The Secretary shall be empowered as follows:

(1) To sign, with the President or Vice President, certificates for shares in the corporation. An Assistant Secretary may sign the certificates instead of the Secretary. The Secretary’s signature on the certificates may be facsimile if the certificates are countersigned by a transfer agent or registered by a registrar, neither of which is the corporation itself or any employee of the corporation.

(2) To attest and keep at the principal office of the corporation the original or a copy of these Bylaws as amended or otherwise altered to date.

(3) To keep the original or a copy of the Articles of Incorporation, certified by the Secretary of State, with all amendments thereof to date in the minute book.

(4) To keep at the principal office of the corporation or such other place as the Board of Directors may order, a book of minutes of all meetings of its Directors and shareholders, executive committee, and other committees. The minutes shall show the time and place of the meeting, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at director’s meetings, the number of shares or members present or represented at shareholders’ meetings, and the proceedings thereof.

(5) To see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law. In case of the absence of disability of the Secretary, or the Secretary’s refusal or neglect to act, notice may be given and served by an Assistant Secretary or by the President or Vice President or by the Board of Directors.

(6) To be custodian of the records and of the seal of the corporation and see that it is engraved, lithographed, printed, stamped, impressed upon, or affixed to all certificates for shares prior to their issuance and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these Bylaws.

(7) To sign or attest any documents as required by law or the business of the corporation and affix the corporate seal to instruments when necessary or proper.

(8) To keep at the principal office of the corporation a share register or duplicate share register showing the names of the shareholders and their addresses; the number, date of issue, and class of shares represented by each outstanding share certificate; and the number and date of cancellation of each certificate surrendered for cancellation.

(9) To see that the books, reports, statements, certificates, and all other documents and records required by law are properly kept and filed.

(10) To exhibit at all reasonable times to any Director, on written demand stating the purpose thereof of any person who has been a shareholder of record for at least six months immediately preceding the demand or who is the holder of record of at least five percent (5.0%) of all of the outstanding shares of the corporation, the bylaws, the share register, and minutes of proceedings of the shareholders and Directors of the corporation.

(11) In general, to perform all duties incident to the office of Secretary, and such other duties as from time to time may be assigned to him or her by the Board of Directors.

(12) In case of the absence or disability of the Secretary or the Secretary’s refusal or neglect to act, the Assistant Secretary, or if there be none, the Treasurer, acting as Assistant Secretary, may perform all of the functions of the Secretary. In the absence or inability to act, or refusal or neglect to act of the Secretary, Assistant Secretary, and Treasurer, any person thereunto authorized by the President or Vice President or by the Board of Directors may perform the functions of the Secretary.

J.     Assistant Secretary

At the request of the Secretary, or in the Secretary’s absence or disability, the Assistant Secretary shall perform all the duties of the Secretary, and when so acting, the Assistant Secretary shall have all the powers of, and be subject to all the restrictions on, the Secretary. The Assistant Secretary shall perform such other duties as from time to time may be assigned to him or her by the Board of Directors or the Secretary.

K.    Treasurer

The Treasurer shall be empowered as follows:

(1) To have charge and custody of, and be responsible for, all funds and securities of the corporation, and deposit all funds in the name of the corporation in those banks, trust companies, or other depositaries that shall be selected by the Board of Directors.

(2) To receive, and give receipt for, moneys due and payable to the corporation from any source whatever.

(3) To disburse or cause to be disbursed the funds of the corporation as may be directed by the Board of Directors, taking proper vouchers for those disbursements.

(4) To keep and maintain adequate and correct accounts of the corporation’s properties and business transactions including account of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus, and shares. Any surplus, including earned surplus, paid-in surplus, and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account.

(5) To exhibit at all reasonable times the books of account and records to any Director on application, or to any person who has been a shareholder of record for at least six (6) months immediately preceding his demand or who is the holder of record of at least five percent (5.0%) of all the outstanding shares of the corporation, on written demand stating the purpose thereof, during business hours at the office of the corporation where such books and records are kept.

(6) To render to the President and Directors, whenever they request it, an account of all his or her transactions as Treasurer and of the financial condition of the corporation.

(7) To prepare, or cause to be prepared, and certify the financial statements to be included in the annual report to shareholders and statements of the affairs of the corporation when requested by shareholders holding at least 10 percent of the number of outstanding shares of the corporation.

(8) If required by the Board of Directors or the President, to give to the corporation a bond to assure the faithful performance of the duties of the Treasurer’s office and the restoration to the corporation of all corporate books, papers, vouchers, money, and the property of whatever kind in the Treasurer’s possession or control, in case of the Treasurer’s death, resignation, retirement or removal from office. Such a bond must be in the sum satisfactory to the Board of Directors with one or more sureties or a surety company satisfactory to the Board of Directors.

(9) In general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the Board of Directors.

(10) In case of the absence or disability of the Treasurer or the Treasurer’s refusal or neglect to act, the Assistant Treasurer or the Secretary acting as Assistant Treasurer may perform all of the functions of the Treasurer. In the absence or inability to act, or refusal or neglect to act, of the Treasurer, the Assistant Treasurer, and the Secretary, any person thereunto authorized by the President or Vice President or by the Board of Directors may perform the functions of the Treasurer.

L.    Assistant Treasurer

The Assistant Treasurer, if required to do so by the Board of Directors, shall give bond for the faithful discharge of the duties of the Assistant Treasurer, in such sum, and with such sureties as the Board of Directors shall require. At the request of the Treasurer, or in the Treasurer’s absence or disability, the Assistant Treasurer designated as set forth in precedent Article IV, Section K(10) of these Bylaws shall perform all the duties of the Treasurer, and when so acting, shall have all the powers of, and be subject to all the restrictions on, the Treasurer. The Assistant Treasurer shall perform such other duties as from time to time may be assigned to him or her by the Board of Directors or the Treasurer.

M.   Salaries

The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving a salary by reason of the fact that the officer is also a Director of the corporation.

ARTICLE V.

EXECUTION OF INSTRUMENTS AND DEPOSIT OF FUNDS

A.    Authority for Execution of Instruments

The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and that authority my be general or confined to specific instances, and, unless so authorized, no officer, agent, or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

B.    Execution of Instruments

Unless otherwise specifically determined by the Board of Directors or otherwise required by law, formal contracts of the corporation, promissory notes, deeds of trust, mortgages and other evidences of indebtedness of the corporation, other corporate instruments or documents, and certificates of shares of stock owned by the corporation shall be executed, signed, or endorsed by the President or any Vice President and by the Secretary or the Treasurer, or any Assistant Secretary or Assistant Treasurer, and may have the corporate seal affixed thereto.

C.    Bank Accounts and Deposits

(1) All funds of the corporation shall be deposited from time to time to the credit of the corporation with such banks, trust companies, or other depositaries as the Board of Directors may select or as may be selected by any officer or officers, agent or agents of the corporation to whom that power may be delegated from time to time by the Board of Directors.

(2) Endorsements for deposit to the credit of the corporation in any of its duly authorized depositaries may be made without countersignatures by the President or any Vice President, or the Treasurer or any Assistant Treasurer, or by any other officer or agent of the corporation to whom the Board of Directors, by resolution, shall have delegated that power, or by hand stamped impression in the name of the corporation.

(3) All checks, drafts or other order for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation,

shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.

ARTICLE VI.

ISSUANCE AND TRANSFER OF SHARES

A.    Classes and Series of Shares

The corporation may issue one or more classes or series of shares, or both, any of which classes or series may be with par value or without par value and with full, limited, or no voting rights, and with such other preferences, rights, privileges, and restrictions as are stated or authorized in the Articles of Incorporation. All shares of any one class shall have the same voting rights, conversion, redemption, and other rights, preferences, privileges, and restrictions, unless the class is divided into series. If a class is divided into series, all the shares of any one series shall have the same voting rights, conversion, redemption, and other rights, preferences, privileges, and restrictions. There shall always be a class or series of shares outstanding that has complete voting rights except as limited or restricted by voting rights conferred on some other class or series of outstanding shares.

B.    Certificates for Fully Paid Shares

Neither shares not certificates representing shares may be issued by the corporation until the full amount of the consideration has been paid. When the consideration has been paid to the corporation, the shares shall be deemed to have been issued and the certificate representing the shares shall be issued to the shareholder.

C.    Consideration for Shares

The consideration paid for the issuance of shares shall consist of money paid, labor done, or property actually received, and neither promissory notes, nor the promise of future services shall constitute payment or part payment for shares of the corporation.

D.    Compliance with Corporate Securities Law

The corporation shall not sell or offer to sell any security issued by it, whether or not through underwriters, until that offer or sale has been qualified by the South Carolina Securities Commissioner as required by the South Carolina Securities Act and the rules and regulations of the Commissioner, unless the security or transaction is exempted from qualification and the applicable statutes and rules and regulations have been complied with.

E.     Signing Certificates—Facsimile Signatures

All share certificates shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary. The signatures of the President or Vice President, Secretary or Assistant Secretary may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar either of which is not the corporation itself or an employee of the corporation. If the officer who has signed or whose facsimile signature has been placed on the certificate has ceased to be such officer before the certificate is issued, the certificate may be issued by the corporation with the same effects as if he or she were such officer on the date of its issuance.

F.     Options—Authority to Adopt

(1) The corporation may, if so determined by the Board, and subject to any restrictions or limitations in the Articles of Incorporation, grant options to purchase shares of any class or series on such terms and conditions as the Board may deem expedient. Options may be issued in connection with the issue, subscription, or sale of any of its shares, bonds, debentures, notes, or other securities, or independently thereof. Option rights may be transferable or nontransferable and separable or inseparable from other securities of the corporation, as determined by the Board.

(2) The option must set forth the terms on which, the time or times within which, and price or prices at which the option shares may be purchased from the corporation on exercise of the option.

G.    Lost or Destroyed Shares

(1) When a share certificate has been lost, apparently destroyed, or wrongfully taken and the owner fails to notify the corporation of that fact within a reasonable time after noticing it, and the corporation registers a transfer of the share represented by the certificate before receiving such a notification, the owner is precluded from asserting against the corporation any claim for registering the transfer or any claim to a new certificate.

(2) When the holder of a share certificate claims that the certificate has been lost, destroyed, or wrongfully taken, the corporation shall issue a new certificate in place of the original certificate if the owner (a) requests a new certificate before the corporation has notice that the share has been acquired by a bona fide purchaser, (b) files with the corporation a sufficient indemnity bond, and (c) satisfies any other reasonable requirements imposed by the Board of Directors.

(3) If, after the issue of a new certificate as a replacement for a lost, destroyed, or wrongfully taken certificate, a bona fide purchaser of the original certificate presents it for registration of transfer, the corporation must register the transfer unless registration would result in overissue. If the registration of transfer would result in overissue, the corporation shall, on request of the bona fide purchaser, purchase and deliver an identical security to that purchaser against surrender of the certificate, if an identical security is reasonably available. If an identical security is not reasonably available, the corporation must, on request of the bona fide purchaser, pay to that purchaser the price paid for the security, with interest from the date of demand. In addition to any rights on the indemnity bond, the corporation may recover the new security from the person to whom it was issued or any person taken under him except a bona fide purchaser.

H.    Transfer Agents and Registrars

The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, at such times and place as the requirements of the corporation may necessitate and the Board of Directors may designate. The registrar shall be an incorporated bank or trust company, either domestic or foreign.

I.      Conditions of Transfer

A person in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof as regards the corporation, provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, and written notice thereof shall be given to the Secretary of the corporation or its transfer agent, if any, such fact shall be stated in the entry of the transfer.

J.     Reasonable Doubts as to Right to Transfer

When a transfer of shares is requested and there is reasonable doubt as to the right of the person seeking the transfer, the corporation or its transfer agent, before recording the transfer of the shares on its books or issuing any certificate therefor, may require from the person seeking the transfer reasonable proof of that person’s right to the transfer. If there remains a reasonable doubt of the right to the transfer, the corporation may refuse a transfer unless the person gives adequate security or a bond of indemnity executed by a corporate surety or by two individual sureties satisfactory to the corporation as to form, amount, and responsibility of sureties. The board shall be conditioned to protect the corporation, its officers, transfer agents, and registrars, or any of them, against any loss, damage, expense, or other liability to the owner of the shares by reason of the recordation of the transfer or the issuance of a new certificate for shares.

ARTICLE VII.

CORPORATE RECORDS, REPORTS, AND SEAL

A.    Minutes of Corporate Meetings

The corporation shall keep at the office of the attorney for the corporation, or such other place as the Board of Directors may order, a book of minutes of all meetings of its Directors and of its shareholders or members, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Directors’ meetings, the number of shares or members present or represented at shareholders or members’ meetings, and the proceedings thereof.

B.    Books of Account

The corporation shall keep and maintain adequate and correct accounts of its properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus, and shares. Any surplus including earned surplus, paid-in surplus, and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account.

C.    Share Register

The corporation for profit shall keep at the office of the attorney for the corporation, or at the office of the transfer agent, a share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for shares, and the number and date of cancellation of every certificate surrendered for cancellation. The above specified information may be kept by the corporation on an information storage device such as electronic data processing equipment provided that the equipment is capable of reproducing the information in clearly legible form for the purposes of inspection as provided in Section D, Article VII of these Bylaws.

D.    Inspection of Records by Shareholders

(1) Any person who shall have been a shareholder of record for at least six (6) months immediately proceeding that person’s demand to inspect the corporate records, or who is the holder of record of at least five percent (5.0%) of all of the outstanding shares of the corporation, on written demand stating the purpose thereof, has the right to examine, in person, or by agent, accountant, or attorney, at any reasonable time or times, for any proper purpose, its books and records of account, minutes, and record of shareholders, and is entitled to make extracts therefrom.

(2) Every Director shall have the absolute right at any reasonable time to inspect all books, records, documents and every kind, and the physical properties of the corporation, and also of its subsidiary corporations, domestic or foreign. Such inspection by a Director may be made in person or by agent or attorney, and the right of inspection includes the right to make extracts.

E.     Fiscal Year

The fiscal year of the corporation shall be as determined by the Board of Directors.

F.     Corporate Seal

The Board of Directors may adopt, use, and thereafter alter the corporate seal.

ARTICLE VIII.

AMENDMENT OF BYLAWS

A.    Adoption, Amendment, Repeal of Bylaws of Directors

Bylaws may be altered, amended, or repealed, and new bylaws may be adopted, by the Directors, subject to repeal or change by action of the shareholders.

ACKNOWLEDGED AND ADOPTED effective March 1, 1993.

/s/ Mike Carroll
Mike Carroll

/s/ Bob Johnson
Bob Johnson

/s/ Jim Riscigno
Jim Riscigno